UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2024 (July 12, 2024)
___________________

HF SINCLAIR CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	001-41325		87-2092143
(State or other jurisdiction of incorporation)	(Commission File Number)		(I.R.S. Employer Identification No.)
2828 N. Harwood St., Suite 1300	Dallas	TX	75201
(Address of principal executive offices)			(Zip code)
Registrant’s telephone number, including area code: (214) 871-3555
Not applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to 12(b) of the Securities Exchange Act of 1934:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.01 par value	DINO	NYSE
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company        ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Directors.
HF Sinclair Corporation (the “Corporation”) announced today that, on July 12, 2024, the Board of Directors (the “Board”) appointed Vivek Garg as the Corporation’s Vice President, Chief Accounting Officer and Controller and designated Mr. Garg as the principal accounting officer of the Corporation, in each case effective July 29, 2024 (or such other date as may be agreed), which is his expected start date with the Corporation. Mr. Garg, age 50, currently serves as Head, SEC, External Reporting and Controls, Global of Newmont Corporation (“Newmont”), a New York Stock Exchange (“NYSE”) listed gold mining company and producer of copper, silver, zinc and lead, a position he has held since October 2023. Prior to then, he served as Group Executive, Assistant Controller from December 2021 to October 2023, and Senior Director, Assistant Controller from November 2018 to December 2021. Prior to joining Newmont, Mr. Garg held the positions of Deputy Controller, Technical Accounting & Reporting, and Director, Technical Accounting at Andeavor (now Marathon Petroleum Corp.), which was a NYSE listed integrated marketing, logistics and refining company, from June 2015 to November 2018. Prior to then, he served in assurance and accounting advisory services roles for 13 years at Deloitte & Touche LLP and PricewaterhouseCoopers LLP, having most recently served as Director in Capital Markets and Accounting Advisory Services at PricewaterhouseCoopers LLP from February 2012 to June 2015. He is a registered Certified Public Accountant and a Canadian Chartered Professional Accountant.

In connection with Mr. Garg’s appointment as Vice President, Chief Accounting Officer and Controller, the Corporation and Mr. Garg entered into an offer letter, which provides that he will receive an annual base salary of $360,000 and a one-time signing bonus of $220,000, subject to repayment to the Corporation under certain circumstances. In order to align Mr. Garg with the Corporation’s stockholders, the Corporation’s Compensation Committee approved an initial equity award under the Corporation’s Long-Term Incentive Plan with a target value of $275,000, split equally between restricted stock units, performance share units and a cash incentive award. Mr. Garg will also enter into the Corporation’s previously disclosed form of Change in Control Agreement and Indemnification Agreement, and he will be eligible for the same benefits, plans, policies and programs offered that are generally made available to other employees of the Corporation at any given time.

There are no arrangements or understandings between Mr. Garg and any other person pursuant to which Mr. Garg was selected to serve as the Corporation’s Vice President, Chief Accounting Officer and Controller. Mr. Garg does not have any family relationship with any director or executive officer of the Corporation, or any person nominated or chosen by the Corporation to become a director or executive officer. There are no transactions in which Mr. Garg has an interest requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HF SINCLAIR CORPORATION

By:    /s/ Atanas H. Atanasov
Name:    Atanas H. Atanasov
Title:    Executive Vice President and Chief Financial Officer

Date: July 15, 2024